Electronic Articles of Incorporation For

P16000049941
FILED
June 07, 2016
Sec. Of State
jahickman

MCIG INTERNET SALES, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

MCIG INTERNET SALES, INC.

Article II

The principal place of business address:

4375 WATERMILL DRIVE
ORANGE PARK, FL. 32073

The mailing address of the corporation is:

4375 WATERMILL DRIVE
ORANGE PARK, FL. 32073

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

10,000

Article V

The name and Florida street address of the registered agent is:

CHRISTIAN RISHEL
4375 WATERMILL DRIVE
ORANGE PARK, FL. 32073

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: CHRISTIAN RISHEL

P16000049941
FILED
June 07, 2016
Sec. Of State
jahickman

Article VI

The name and address of the incorporator is:

CHRISTIAN RISHEL
4375 WATERMILL DRIVE

ORANGE PARK, FL 32073

Electronic Signature of Incorporator: CHRISTIAN RISHEL

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: DIR
PAUL ROSENBERG
4375 WATERMILL DRIVE
ORANGE PARK, FL. 32073

Title: P
CHRISTIAN RISHEL
4375 WATERMILL DRIVE
ORANGE PARK, FL. 32073

Article VIII

The effective date for this corporation shall be:

06/01/2016